Exhibit 10.2
UNITED NATURAL FOODS, INC.
Terms and Conditions of Grant of Non-Statutory Stock Options to Employee
2012 Equity Incentive Plan

These Terms and Conditions of Grant of Non-Statutory Stock Options to Employee (these “Terms and Conditions”), shall apply to the grant by United Natural Foods, Inc., a Delaware corporation (the “Company”), to the Participant of an award of Options, pursuant to the Company's 2012 Equity Incentive Plan (as amended from time to time, the “Plan”). Except in the preceding sentence and where the context otherwise requires, the term “Company” shall include the Company and all present and future Subsidiaries. All capitalized terms that are used in these Terms and Conditions without definition shall have the meanings set forth in the Plan.
1.Definitions.

(a)Award Agreement has the meaning set forth in Section 2 of these Terms and Conditions.

(b)Communication of Award means the communication delivered by an authorized representative of the Company to the Participant identifying that an Award has been granted together with the details of the award (including the identity of the Participant, the Grant Date, the number of Options that were awarded to the Participant, and the Option Price per Share) set forth in the Award summary portion of the online award acceptance process used in connection with electronic administration of Awards under the Plan.

(c)Expiration Date means the tenth anniversary of the Grant Date.

(d)Grant Date means the date on which the Options were granted as set forth in the Communication of Award.

(e)Option means the option to purchase any one Share of the Company's common stock, par value $0.01 per share, from the Company during the period commencing on the Grant Date and ending on the Expiration Date at the Option Price Per Share.

(f)Option Price per Share means the Option Price per Share set forth in the Communication of Award.

(g)Participant, solely for purposes of the Award Agreement, means the individual identified in the Communication of Award.

2.Grant of Options. Effective on the Grant Date and subject to the provisions of the Plan and these Terms and Conditions, the Company has granted to the Participant the number of Options set forth in the Communication of Award. The information contained in the Communication of Award with respect to the Participant and the Options is incorporated herein by reference and together with these Terms and Conditions shall constitute an Award Agreement (the “Award Agreement”) for purposes of the Plan. By accepting the award of Options and acknowledging these Terms and Conditions, the Participant agrees to be bound by the provisions of the Plan and these Terms and Conditions with respect to the Options. Acceptance of the award of Options and acknowledgment of these Terms and Conditions may be made in a writing signed by the Participant and delivered to the Company or through the online award acceptance process used in connection with electronic administration of awards under the Plan. The Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

3.Exercise of Option and Provisions for Termination.

(a)Vesting Schedule. The Options shall vest with respect to twenty-five percent (25%) of the Shares subject to the Options on the first anniversary of the Grant Date and with respect to an additional twenty-five percent (25%) of such Shares on each succeeding anniversary of the Grant Date so as to be completely vested on the fourth anniversary of the Grant Date, conditioned on each such date on the Participant maintaining continuous employment with (or other service-providing capacity with) the Company since the Grant Date. Except as otherwise provided in these Terms and Conditions, the Options may not be exercised at any time on or after the Expiration Date.

(b)Exercise Procedure. Subject to these Terms and Conditions, the Options shall be exercised by the Participant's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of Shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4 of these Terms and Conditions. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with payment in full of the Option Price per Share. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of the Options may be for any fractional share or for fewer than ten whole Shares.

(c)Continued Employment Required. Except as otherwise provided in this Section 3, Options may not be exercised unless at the time of exercise the Participant is, and has been at all times since the Grant Date (or if later, the date on which the Participant first became an employee), employed by (or has other service-providing capacity with) the Company. If the Options shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by or service to such assuming or substituting corporation shall be considered for all purposes of the Options to be employment by or service to the Company.

(d)Exercise Period Upon Termination of Employment. If the Participant's employment with or service to the Company or any Affiliate is terminated for any reason, then, except as provided in paragraphs (e), (f), (g) and (h) below, the Participant's right to exercise the Options shall terminate on the earlier to occur of 90 days after such termination or the Expiration Date; provided that unless otherwise determined by the Committee, the Options shall be exercisable only to the extent that the Participant was entitled to exercise such Options on the date of such termination. Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, materially violates the non-competition or confidentiality provisions of any employment, confidentiality and nondisclosure, or other agreement between the Participant and the Company, the right to exercise the Options shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(e)Exercise Period Upon Death or Disability. If the Participant dies or suffers a Disability prior to the Expiration Date while he or she is an employee of or providing service to the Company, or if the Participant dies within 90 days after termination of the Participant's employment with or service to the Company (other than as the result of a discharge for Cause), the Options shall be exercisable at any time on or before the earlier to occur of the date that is one year after such termination or the Expiration Date, provided that the Options shall be exercisable only to the extent that the Options were exercisable by the Participant on the date of his or her death or Disability. Except as otherwise indicated by the context, the term “Participant”, as used in these Terms and Conditions, shall be deemed to include the estate of the Participant or any Person who acquires the right to exercise the Options by bequest or inheritance or otherwise by reason of the death of the Participant.

(f)Discharge for Cause. If, prior to the Expiration Date, the Participant's employment with or service to the Company terminates as a result of Cause, the right to exercise the Options shall terminate immediately upon such termination of employment or service. The Participant's employment with or service to the Company shall be considered to have been terminated for Cause if the Committee determines, within 30 days after the Participant's termination of employment or service, that discharge for Cause was warranted.

(g)Termination of Employment without Cause. If the Participant's employment with or service to the Company or any Affiliate is terminated by the Company or such Affiliate without Cause, all unvested Options shall become fully vested, and thereafter the Participant may exercise all the unexercised Options in full at any time within 90 days after such termination of employment or service.

(h)Termination of Employment after a Change in Control. Notwithstanding the provisions of paragraphs (d), (e) (f) and (g) above, if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, the Participant's employment with or service to the Company or any Affiliate is terminated for any reason, all unvested Options shall become fully vested, and thereafter the Participant may exercise all the unexercised Options in full at any time within 90 days after such termination of employment or service.

4.Payment of Purchase Price. The payment of the purchase price for Shares purchased upon exercise of Options shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, of unencumbered Shares previously acquired by the Participant valued at the Fair Market Value of such Shares on the date of exercise of the Options (or the next succeeding trading date, if the exercise date is not a trading date), together with any Withholding Taxes (as defined below), (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price for the number of Shares purchased, together with any applicable Withholding Taxes.

5.Delivery of Shares; Compliance with Securities Laws, Etc.

(a)General. The Company shall, upon payment of the Option Price for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Participant (whether by delivery of certificates or book entry), provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.

(b)Listing, Qualification, Etc. The Options shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to the Award Agreement upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors of the Company. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

(c)Nontransferability of Option. Except as otherwise provided in the Plan, the Options and the Award Agreement shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except by will or the laws of descent and distribution. No transfer of the Options by will or by laws of descent and distribution shall be effective to bind the Company unless the Company has been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Options otherwise than as permitted by the Plan and this Award Agreement shall, at the election of the Company, be null and void. Transfer of the Options for value is not permitted under the Plan or this Award Agreement.

6.Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of the Options (including, without limitation, voting rights and any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until the Shares have been issued to Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

7.Withholding. The Company's obligation to deliver the Shares upon the exercise of Options shall be subject to the Participant's satisfaction of any applicable federal, state, and foreign withholding obligations or withholding taxes (“Withholding Taxes”), including any employer minimum statutory withholding, and the Participant shall pay the amount of any such Withholding Taxes to the Company as set forth in this Section 7. The Participant may satisfy his or her obligation to pay the Withholding Taxes by (i) making a cash payment to the Company in an amount equal to the Withholding Taxes; (ii) having the Company withhold Shares otherwise deliverable to the Participant in connection with the exercise of the Option; or (iii) delivering to the Company shares of Common Stock already owned by the Participant; provided that in the case of (ii) or (iii) the amount of such Shares withheld or shares of Common Stock delivered shall not exceed the amount necessary to satisfy the Withholding Taxes. The Participant acknowledges and agrees that the Company has the right to deduct from compensation or other amounts owing to the Participant an amount not to exceed the Withholding Taxes.

8.No Guarantee of Employment. Nothing in the Award Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.

9.Amendment. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, the Award Agreement and the Options, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant or any holder or beneficiary of the Options shall not to that extent be effective without the consent of the Participant, holder or beneficiary. The Committee is authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, the Award Agreement and the Options as set forth in the Plan.

10.Determinations by Committee. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or the Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons.

11.Provisions of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan with the Award Agreement and agrees to be bound by all the terms and provisions of the Plan. The Award Agreement is governed by the terms of the Plan, and in the case of any inconsistency between the Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

12.Notices. Any notice required or permitted to be given to the Participant under the Award Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under the Award Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company's principal office.

13.Waiver. The waiver by the Company of any provision of the Award Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of the Award Agreement at any subsequent time or for any other purpose.

14.Governing Law. The validity, construction and effect of the Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.Successors. The Award Agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of the Participant's legal representative. All obligations imposed upon the Participant and all rights granted to the Company under the Award Agreement shall be binding upon the Participant's heirs, executors, administrator and successors.

16.Electronic Communication. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.